Exhiibt 23

Coopers & Lybrand L.L.P.

Ford Motor Company
The American Road
Dearborn, Michigan


                       CONSENT OF COOPERS & LYBRAND L.L.P.


Re: Ford Motor Company Registration Statement Nos. 2-95018, 2-95020, 33-9722, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50087,
     33-50194, 33-50238, 33-54304, 33-54344, 33-54348, 33-54275, 33-54283,
     33-54735, 33-54737, 33-55847, 33-64607, on Form S-8, and 2-42133,
     33-32641, 33-40638, 33-43085, 33-55474, 33-55171 and 33-64247 on
     Form S-3


We consent to the incorporation by reference in the above Registration Statements of our report dated January 26, 1996 to the Board of Directors and Stockholders of Ford Motor Company accompanying the financial statements of Ford Motor Company and Subsidiaries included in the Ford Motor Company Current Report on Form 8-K dated February 12, 1996.


/s/Coopers & Lybrand

COOPERS & LYBRAND L.L.P.
400 Renaissance Center
Detroit, Michigan 48243
February 12, 1996